NEWS RELEASE
March 2, 2015

FOR IMMEDIATE RELEASE
Contact: Michael J. Blodnick
(406) 751-4701

GLACIER BANCORP, INC. COMPLETES ACQUISITION OF
COMMUNITY BANK, INC. IN RONAN, MONTANA

KALISPELL, MONTANA - Glacier Bancorp, Inc. (NASDAQ: GBCI) today announced the completion of its acquisition of Montana Community Banks, Inc. and its subsidiary, Community Bank, Inc., a community bank based in Ronan, Montana. Community Bank provides banking services to individuals and businesses in western Montana, with eight banking offices located in Missoula, Polson, Ronan, and Pablo. The branches of Community Bank have merged into Glacier Bank and become part of the Glacier Bank and First Security Bank banking divisions. At December 31, 2014 Community Bank had total assets of $175 million.

About Glacier Bancorp, Inc.
Glacier Bancorp, Inc. is a regional bank holding company providing commercial banking services in 82 communities in Montana, Idaho, Utah, Washington, Wyoming and Colorado. Glacier Bancorp, Inc. is headquartered in Kalispell, Montana, and is the parent company for Glacier Bank, Kalispell and Bank divisions First Security Bank of Missoula; Valley Bank of Helena; Big Sky Western Bank, Bozeman; Western Security Bank, Billings; and First Bank of Montana, Lewistown, all operating in Montana; as well as Mountain West Bank, Coeur d'Alene operating in Idaho, Utah and Washington; Citizens Community Bank, Pocatello, operating in Idaho; 1st Bank, Evanston, operating in Wyoming and Utah; First Bank of Wyoming, Powell and First State Bank, Wheatland, each operating in Wyoming; North Cascades Bank, Chelan, operating in Washington; and Bank of the San Juans, Durango, operating in Colorado.

Visit Glacier’s website at http://www.glacierbancorp.com.

Forward Looking Statements
This news release includes forward looking statements, which describe management's expectations regarding future events and developments such as the benefits of the business combination transaction involving the Company and FNBR, continued success of the Company's style of banking and the strength of the local economies in which it operates. Future events are difficult to predict, and the expectations described above are necessarily subject to risk and uncertainty that may cause actual results to differ materially and adversely. In addition to discussions about risks and uncertainties set forth from time to time in the Company's public filings, factors that may cause actual results to differ materially from those contemplated by such forward looking statements include, among others, the following possibilities: (1) local, national and international economic conditions are less favorable than expected or have a more direct and pronounced effect on the Company than expected and adversely affect the company's ability to continue its internal growth at historical rates and maintain the quality of its earning assets; (2) projected business increases following strategic expansion or opening or acquiring new banks and/or branches are lower than expected; (4) costs or difficulties related to the integration of acquisitions are greater than expected; or (5) legislation or regulatory requirements or changes adversely affect the businesses in which the Company is engaged.

Additional Information About the Merger and Where to Find It
In connection with the proposed transaction, Glacier will file with the U.S. Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 that will include a Proxy Statement/Prospectus of Glacier, as well as other relevant documents concerning the proposed transaction. Shareholders of Glacier are urged to read the Registration Statement and the Proxy Statement/Prospectus regarding the transaction when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. The Proxy Statement/Prospectus and other relevant materials (when they become available) filed with the SEC may be obtained free of charge at the SEC’s website at http://www.sec.gov. Shareholders are urged to read the Proxy Statement/Prospectus and other relevant materials before voting on the transaction.